LC STRATEGIC HOLDINGS

MEMBERS Agreement

This MEMBERS Agreement (this “Agreement”) is made and entered into as of July 24, 2015, by and among LC Strategic Holdings, LLC, a New York limited liability company (the “Company”), Christopher Naugle and Lorissa Naugle (collectively referred to herein in the singular and masculine forms as “Naugle”), Capstone Financial Group, Inc., a Nevada limited liability company (“Capstone”), and each other Person who becomes a party to this Agreement pursuant to Section 6.09 (such Persons, collectively with Naugle and Capstone, the “Members”).

WHEREAS, the parties hereto deem it in their best interests and in the best interest of the Company to set forth in this Agreement their respective rights and obligations with respect to the units of membership interest of the Company now or hereafter owned by any Member.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Article I.

“Affiliate” means, with respect to any Person, (a) a Person directly or indirectly controlling, controlled by or under common control with such Person; (b) a Person owning or controlling 10% or more of the outstanding voting securities of such Person; (c) an officer, director, member, or partner, or member of the immediate family of an officer, director, member, or partner, of such Person; or (d) a member or ex-member of a Person’s immediate family. When the Affiliate is an officer, director, member, or partner or member of the immediate family of an officer, director, member, or partner, of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For purposes of this Agreement, “control” means, as to any Person, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles of Organization” means the articles of organization of the Company, as filed on May 19, 2014, with the Secretary of State of the State of New York and as amended, modified, supplemented or restated from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required to close.

“Capstone” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Naugle” has the meaning set forth in the preamble.

“Fiscal Year” means for financial accounting purposes, January 1 to December 31.

“Fully Diluted Basis” means, as of any date of determination, all issued and outstanding Membership Interest Units of the Company and all Membership Interest Units issuable upon the exercise, exchange or conversion of any outstanding Membership Interest Units Equivalents as of such date, whether or not such Membership Interest Units Equivalent is at the time exercisable, exchangeable or convertible.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lien” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Members” has the meaning set forth in the preamble.

“Membership Interest Units” means membership interests in the Company (expressed in terms of percentage ownership of the Company) purchased, owned or otherwise acquired by a Member as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any membership interests split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Membership Interest Units Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Membership Interest Units, and any option, warrant or other right to subscribe for, purchase or acquire Membership Interest Units or Membership Interest Units Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Operating Agreement” means the operating agreement of the Company, as amended, modified, supplemented or restated from time to time.

“Permitted Transfer” means: (a) any Transfer by a Member that is an entity of any of its Membership Interest Units or Membership Interest Units Equivalents to any Affiliate of such Member; (b) any Transfer by a Member that is a natural person of any of its Membership Interest Units or Membership Interest Units Equivalents to: (i) such Member’s spouse, siblings, or lineal ancestors or descendants by birth or adoption (collectively, “Family Members”); (ii) a trust under which the distribution of Membership Interest Units or Membership Interest Units Equivalents may be made only to such Member and/or any Family Members of such Member; (iii) a charitable remainder trust, the income from which will be paid only to such Member during his life; (iv) a limited liability company, partnership or limited liability company, the Members, partners or members of which are only such Member and/or Family Members of such Member; or (v) for bona fide estate planning purposes, either by will or by the laws of intestate succession, to such Member’s executors, administrators, testamentary trustees, legatees or beneficiaries; or (c) any pledge by a Member of any of Membership Interest Units or Membership Interest Units Equivalents made in connection with a bona fide loan transaction that creates a mere security interest, if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as a Member in the event that and to the extent that such pledgee ever acquires ownership of such Membership Interest Units.

“Permitted Transferee” means the recipient of a Permitted Transfer.

“Person” means an individual, limited liability company, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Agreement” means by that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Company and Capstone.

“Related Agreements” has the meaning set forth in Section 6.07(a).

“Representative” means, with respect to any Person, any and all managers, members, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Member” has the meaning set forth in Section 3.01(a).

“Tag-along Exercise Notice” has the meaning set forth in Section 3.01(d)(i).

“Tag-along Exercise Period” has the meaning set forth in Section 3.01(d)(i).

“Tag-along Notice” has the meaning set forth in Section 3.01(c).

“Tag-along Pro Rata Portion” means, for any Selling Member or Tag-along Member, a fraction determined by dividing (a) the number of Membership Interest Units (or applicable Membership Interest Units Equivalents) on a Fully Diluted Basis owned by such Member immediately before such time by (b) the aggregate number of Membership Interest Units (or applicable Membership Interest Units Equivalents) on a Fully Diluted Basis owned by the Selling Member and all of the Tag-along Members timely electing to participate in the applicable Tag-along Sale pursuant to Section 3.01(d)(i) immediately before such time.

“Tag-along Sale” has the meaning set forth in Section 3.01(a).

“Tag-along Membership Interest Units” has the meaning set forth in Section 3.01(a).

“Tag-along Member” has the meaning set forth in Section 3.01(a).

“Third-Party Purchaser” means any Person who, immediately before the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Membership Interest Units or Membership Interest Units Equivalents or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Membership Interest Units or Membership Interest Units Equivalents.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Membership Interest Units or Membership Interest Units Equivalents owned by a Person or any interest (including a beneficial interest) in any Membership Interest Units owned by a Person.

Article II

Management and Operation of the Company

Section 2.01.       Compensation. The Company and each Member acknowledge and agree that:

(a)               Compensation of Naugle. Naugle’s compensation as a service provider to the Company (together with Naugle’s compensation as a service provider to all other real estate, media and/or endorsement businesses and for all other direct real estate, media and/or endorsement activities) shall not exceed $100,000 per annum. Pro rata distributions of Company net income to Members are not subject to this cap.

(b)               Related Parties. The Company shall not, without Capstone’s express prior written consent, pay or incur any obligation to any Affiliate or Family Member of Christopher Naugle (other than Lorissa Naugle) or of Lorissa Naugle (other than Christopher Naugle) as a service provider or counterparty.

Article III

Transfer of Interests

Section 3.01.       Tag-along Right.

(a)                Participation on Sale of Membership Interest Units. Subject to the terms and conditions specified in this Section 3.01, if Naugle (the “Selling Member”) proposes to Transfer any of his Membership Interest Units (the “Tag-along Membership Interest Units”) to any Person, Capstone and its Affiliates (each, a “Tag-along Member”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 3.01.

(b)                Tag-along Sale Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 3.01 shall not apply to any Transfer of Tag-along Membership Interest Units that is:

(i)               a Permitted Transfer; or

(ii)              made pursuant to a bona fide firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

(c)                Tag-along Notice. The Selling Member shall deliver to the Company and each Tag-along Member a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale within 20 Business Days before the consummation of any Tag-along Sale. The Tag-along Notice shall make reference to each Tag-along Member’s rights hereunder and shall describe in reasonable detail:

(i)                 the number of Membership Interest Units of Tag-along Membership Interest Units the Selling Member proposes to Transfer;

(ii)               the identity of the prospective Transferee(s);

(iii)             the proposed date, time and location of the closing of the Tag-along Sale, which shall not be less than 20 Business Days after the date of the Tag-along Notice;

(iv)             the purchase price per share for the Tag-along Membership Interest Units and the other material terms and conditions of the Transfer; and

(v)               a copy of any form of agreement proposed to be executed in connection therewith.

(d)               Exercise of Tag-along Right.

(i)                 Each Tag-along Member may exercise its right to participate in the Tag-along Sale on the terms described in the Tag-along Notice by delivering to the Selling Member a written notice (a “Tag-along Exercise Notice”) stating its election to do so no later than 10 Business Days after receipt of the Tag-along Notice (the “Tag-along Exercise Period”). The election of such Tag-along Member set forth in a Tag-along Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Tag-along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 3.01. If one or more Tag-along Members elects pursuant to a Tag-along Exercise Notice and this Section 3.01(d)(i) to participate in the Tag-along Sale, the number of Membership Interest Units of Tag-along Membership Interest Units that the Selling Member may sell in the Tag-along Sale shall be correspondingly reduced.

(ii)               The Selling Member and each Tag-along Member timely electing to participate in the Tag-along Sale pursuant to Section 3.01(d)(i) shall have the right to Transfer in the Tag-along Sale the number of Membership Interest Units equal to the product of (A) the aggregate number of Membership Interest Units set out in the applicable Tag-along Notice and

(B) such Tag-along Member’s Tag-along Pro Rata Portion. Any Tag-along Member may elect to sell in the Tag-along Sale less than the number of Membership Interest Units (or Membership Interest Units Equivalents) calculated pursuant to this Section 3.01(d)(ii), in which case the Selling Member shall have the right to sell the applicable Membership Interest Units of Tag-along Membership Interest Units not elected to be sold by a Tag-along Member.

(e)                Waiver. Each Tag-along Member who does not deliver a Tag-along Exercise Notice in compliance with Section 3.01(d)(i) shall be deemed to have waived all of such Tag-along Member’s rights to participate in the Tag-along Sale with respect to the Membership Interest Units (or applicable Membership Interest Units Equivalents) owned by such Tag-along Member, and the Selling Member shall (subject to the rights of any other participating Tag-along Member) thereafter be free to sell to the prospective Transferee the Tag-along Membership Interest Units identified in the Tag-along Notice at a per share price that is no greater than the applicable per share price set forth in the Tag-along Notice and on other terms and conditions which are not in the aggregate materially more favorable to the Selling Member than those set forth in the Tag-along Notice, without any further obligation to the non-accepting Tag-along Members.

(f)                Conditions of Sale.

(i)                 Each Tag-along Member participating in the Tag-along Sale shall receive the same consideration per share of Tag-along Membership Interest Units. In addition, no Transfer of any Tag-along Membership Interest Units by the Selling Member in the Tag-along Sale shall occur unless the prospective Transferee simultaneously purchases the Membership Interest Units (or applicable Membership Interest Units Equivalents) elected to be sold by the Tag-along Members pursuant to Section 3.01(d)(i) and if any such Transfer is in violation of this Section 3.01, it shall be null and void in accordance with the provisions of Section 6.09(b) hereof.

(ii)               Each Tag-along Member shall deliver Membership Interest Units free and clear of Liens (except any Liens to which the Selling Member’s Membership Interest Units are also subject) and shall execute the applicable purchase agreement, if any, and shall make or provide the same representations, warranties, covenants and indemnities as the Selling Member makes or provides in connection with the Tag-along Sale; provided, that each Tag-along Member shall only be obligated to make representations and warranties that relate specifically to a Member (as opposed to the Company and its business) with respect to the Tag-along Member’s title to and ownership of the applicable Membership Interest Units (or Membership Interest Units Equivalents), authorization, execution and delivery of relevant documents, enforceability of such documents against the Tag-along Member, and other similar representations and warranties made by the Selling Member, and shall not be obligated to make any of the foregoing representations and warranties with respect to any other Member or their Membership Interest Units (or Membership Interest Units Equivalents); provided, further, that all indemnities and other obligations shall be made by the Selling Member and each Tag-along Member severally and not jointly and severally (A) with respect to breaches of representations, warranties and covenants made by the Selling Member and the Tag-along Members relating to the Company and its business, if any, pro rata based on the aggregate consideration received by the Selling Member and each Tag-along Member in the Tag-along Sale, and (B) in an amount not to exceed for the Selling Member or any Tag-along Member, the net proceeds received by the Selling Member and each such Tag-along Member in connection with the Tag-along Sale, as applicable, plus the amount of any consideration forfeited by the Selling Member or such Tag-along Member, as applicable, to which it is entitled but has not yet received (including, without limitation, as a result of an escrow agreement, earn-out or similar arrangement).

(iii)             Each holder of then currently exercisable Membership Interest Units Equivalents with respect to Tag-along Membership Interest Units proposed to be Transferred in a Tag-along Sale shall be given an opportunity to convert/exercise/exchange such Membership Interest Units Equivalents into the applicable Tag-along Membership Interest Units before the consummation of the Tag-along Sale and participate in such sale as holders of such Tag-along Membership Interest Units.

(g)                Cooperation. Subject to Section 3.01(f)(ii), each Tag-along Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments (including Membership Interest Units certificates evidencing the applicable Membership Interest Units, duly endorsed in blank or accompanied by Membership Interest Units powers or other instruments of transfer duly executed in blank), in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Member.

(h)               Consummation of Sale. Subject to the requirements and conditions of this Section 3.01 and the other applicable provisions of this Agreement, the Selling Member shall have 90 days following the expiration of the Tag-along Exercise Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Member than those set forth in the Tag-along Exercise Notice (which 90-day period may be extended for a reasonable time not to exceed 120 days to the extent reasonably necessary to obtain any required Governmental Approvals). If at the end of such period the Selling Member has not completed the Tag-along Sale, the Selling Member may not then effect a Transfer that is subject to this Section 3.01 without again fully complying with the provisions of this Section 3.01. At the closing of the Tag-along Sale, each of the Tag-along Members timely electing to participate in the Tag-along Sale pursuant to Section 3.01(d)(i) shall enter into the agreements and deliver the certificates and instruments, in each case, required by Section 3.01(f) and Section 3.01(g) against payment therefor directly to the Tag-along Member of the portion of the aggregate consideration to which each such Tag-along Member is entitled in the Tag-along Sale in accordance with the provisions of this Section 3.01.

Article IV
Representations and Warranties

Section 4.01.       Representations and Warranties. Each Member, severally and not jointly, represents and warrants to the Company and each other Member that:

(a)                Such Member has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Member. Such Member has duly executed and delivered this Agreement.

(b)               This Agreement constitutes the legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Purchase Agreement require no action by or in respect of, or filing with, any Governmental Authority.

(c)                The execution, delivery and performance by such Member of this Agreement and the consummation of the transactions contemplated hereby and by the Purchase Agreement do not

(i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Member, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Member is a party.

Article V

Term and Termination

Section 5.01.       Termination. This Agreement shall terminate upon the earliest of:

(a)                the consummation of an acquisition of the Company;

(b)               the date on which none of the Members holds any Membership Interest Units;

(c)                the dissolution, liquidation, or winding up of the Company; or

(d)               upon the unanimous agreement of the Members.

Section 5.02.       Effect of Termination.

(a)                The termination of this Agreement shall terminate all further rights and obligations of the Members under this Agreement except that such termination shall not affect:

(i)                 the obligation of any Party to pay any amounts arising on or before the date of termination, or as a result of or in connection with such termination;

(ii)               the rights which any Member may have by operation of law as a member of the Company; or

(iii)             the rights contained herein which by their terms are intended to survive termination of this Agreement.

(b)               The following provisions shall survive the termination of this Agreement: this Section 5.02 and Section 6.03, Section 6.12 and Section 6.14.

Article VI

Miscellaneous

Section 6.01.       Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the enforcement of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.02.       Release of Liability. In the event any Member shall Transfer all of the Membership Interest Units held by such Member in compliance with the provisions of this Agreement, without retaining any interest therein, then such Member shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer.

Section 6.03.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

If to the Company:

LC Strategic Holdings, LLC

8685 Sheridan Drive

Williamsville, NY 14221-6353

Attn: Christopher M. Naugle

Email: chris@lcstrategicrealty.com

If to Naugle:

c/o LC Strategic Holdings, LLC

8685 Sheridan Drive

Williamsville, NY 14221

Email: chris@lcstrategicrealty.com

If to Capstone:

8600 Transit Road

East Amherst, NY 14051

Attention: Darin Pastor

Email: dpastor@capstonefg.com

with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth, P.C.

4365 Executive Drive, Suite 1500

San Diego, CA 92121

Attention: Hayden Trubitt

Email: htrubitt@sycr.com

Section 6.04.       Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibit referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if it was set forth verbatim herein.

Section 6.05.       Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.06.       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.07.       Entire Agreement.

(a)                This Agreement, together with the Purchase Agreement, the Non-Competition Agreements, the Articles of Organization, the Operating Agreement and any Joinder Agreements executed after the date hereof (collectively, the “Related Agreements”) and all related Exhibits and Schedules hereto and thereto constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b)               In the event of an inconsistency or conflict between the provisions of this Agreement and any provisions of any Related Agreement with respect to the subject matter herein, the terms of this Agreement shall (to the extent permitted by law) control.

Section 6.08.       Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.09.       Joinder Agreement; Transfers in Violation of this Agreement.

(a)                No Transfer of Membership Interest Units pursuant to any provision of this Agreement (including without limitation a Permitted Transfer) shall be deemed completed until the Transferee shall have entered into a Joinder Agreement.

(b)               Any Transfer or attempted Transfer of any Membership Interest Units in violation of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 6.09(a) above, shall be null and void ab initio, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Member proposing to make any such Transfer shall continue be treated) as the owner of such Membership Interest Units for all purposes of this Agreement.

Section 6.10.       No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly stated herein.

Section 6.11.

Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by all parties hereto. Any such written amendment or modification will be binding upon the Company and each Member and all assignees.

Section 6.12.       Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 6.12 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 3.01(e) and Section 6.14 hereof.

Section 6.13.       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of New York.

Section 6.14.       Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.15.       Equitable Remedies. Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement or enjoining such party from taking actions prohibited by this Agreement. In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Section 6.16.       Legend.

(a)                In addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Membership Interest Units shall bear a legend substantially in the following form:

THE MEMBERSHIP INTEREST UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MEMBERS AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE MEMBERSHIP INTEREST UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MEMBERS AGREEMENT.

(b)               The Company shall have the right to require, as a condition to any Transfer, receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act, and is not in violation of any Applicable Law.

Section 6.17.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Members Agreement as of the date first above written.

“COMPANY” LC Strategic HOLDINGS, LLC, a New York limited liability company By: /s/ Lorissa Naugle Name: Lorissa Naugle Title: CEO
“NAUGLE” /s/ Christopher Naugle CHRISTOPHER NAUGLE
/s/ Lorissa Naugle LORISSA NAUGLE “Capstone” CAPSTONE FINANCIAL GROUP, INC., a Nevada limited liability company By: /s/ Darin Pastor Name: Darin Pastor Title: CEO

Exhibit A

Joinder Agreement

THIS JOINDER AGREEMENT (this “Joinder Agreement”) to the Members Agreement, dated as of July 24, 2015 (as amended from time to time, the “Members Agreement”), by and among LC Strategic Holdings, LLC, a New York limited liability company (the “Company”), and certain Members of the Company, is made and entered into as of __________ __, 20__ (the “Effective Date”).

Pursuant to and in accordance with Section 6.09 of the Members Agreement, the undersigned transferee (“Transferee”) hereby agrees that, upon the execution of this Joinder Agreement, it shall become a party to the Members Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Members Agreement as though an original party thereto and shall be deemed to be a Member of the Company (with the obligations of Capstone thereunder) for all purposes thereof.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Members Agreement.

IN WITNESS WHEREOF, the undersigned Transferee has executed this Joinder Agreement as of the Effective Date.

“TRANSFEREE” Print or type name By: Name: Title:
Address for notices: Attention: Email:

Exhibit A – Page 1